                                                                    EXHIBIT 99.1

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                 (IN MILLIONS)

                                                               JUNE 30,     DECEMBER 31,
                                                                 2001           2000
                                                              -----------   -------------
                                                              (UNAUDITED)
                                                              (SUCCESSOR)   (PREDECESSOR)
ASSETS
Financing and leasing assets:
  Loans and leases:
    Commercial..............................................   $28,085.0       $29,304.0
    Consumer................................................     2,780.7         4,193.5
                                                               ---------       ---------
  Finance receivables.......................................    30,865.7        33,497.5
  Reserve for credit losses.................................      (463.8)         (468.5)
                                                               ---------       ---------
  Net finance receivables...................................    30,401.9        33,029.0
  Operating lease equipment, net............................     7,182.4         7,190.6
  Finance receivables held for sale.........................     2,073.9         2,698.4
Cash and cash equivalents...................................       900.2           812.1
Goodwill and other intangible assets, net...................     6,101.7         1,964.6
Other assets................................................     4,932.8         2,995.1
                                                               ---------       ---------
TOTAL ASSETS................................................   $51,592.9       $48,689.8
                                                               =========       =========

LIABILITIES AND SHAREHOLDER'S EQUITY
Debt:
  Commercial paper..........................................   $ 9,155.8       $ 9,063.5
  Variable rate senior notes................................     9,856.3        11,130.5
  Fixed rate senior notes...................................    17,646.6        17,571.1
  Subordinated fixed rate notes.............................       100.0           200.0
                                                               ---------       ---------
Total debt..................................................    36,758.7        37,965.1
Credit balances of factoring clients........................     1,945.3         2,179.9
Accrued liabilities and payables............................     2,403.3         2,287.6
                                                               ---------       ---------
Total liabilities...........................................    41,107.3        42,432.6
Company-obligated mandatorily redeemable preferred
  securities of subsidiary trust holding solely debentures
  of the Company............................................       260.0           250.0
Shareholder's equity:
  Parent company investment.................................    10,159.7              --
  Common stock..............................................          --             2.7
  Paid-in capital...........................................          --         3,527.2
  Retained earnings.........................................        71.2         2,603.3
  Treasury stock, at cost...................................          --          (137.7)
                                                               ---------       ---------
                                                                10,230.9         5,995.5
  Accumulated other comprehensive (loss) income.............        (5.3)           11.7
                                                               ---------       ---------
Total shareholder's equity..................................    10,225.6         6,007.2
                                                               ---------       ---------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY..................   $51,592.9       $48,689.8
                                                               =========       =========

See accompanying notes to consolidated financial statements (unaudited).

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                   CONSOLIDATED INCOME STATEMENTS (UNAUDITED)
                                 (IN MILLIONS)

                                                APRIL 1 THROUGH   JUNE 2 THROUGH          THREE MONTHS
                                                 JUNE 1, 2001     JUNE 30, 2001        ENDED JUNE 30, 2000
                                                ---------------   --------------       -------------------
                                                 (PREDECESSOR)     (SUCCESSOR)            (PREDECESSOR)
FINANCE INCOME................................       $922.0           $417.9                 $1,301.8
Interest expense..............................        397.0            161.8                    630.9
                                                     ------           ------                 --------
Net finance income............................        525.0            256.1                    670.9
Depreciation on operating lease equipment.....        241.7            110.0                    311.7
                                                     ------           ------                 --------

Net finance margin............................        283.3            146.1                    359.2
Other revenue, net............................         25.9             95.9                    232.3
                                                     ------           ------                 --------
OPERATING REVENUE.............................        309.2            242.0                    591.5
                                                     ------           ------                 --------
Salaries and general operating expenses.......        182.5             83.0                    257.5
Provision for credit losses...................        148.1             18.6                     64.0
Goodwill amortization.........................         15.3             14.4                     20.6
Acquisition related costs.....................         54.0               --                       --
                                                     ------           ------                 --------
OPERATING EXPENSES............................        399.9            116.0                    342.1
                                                     ------           ------                 --------
(Loss) income before income taxes.............        (90.7)           126.0                    249.4
Benefit (provision) for income taxes..........         13.8            (53.9)                   (95.0)
Minority interest in subsidiary trust holding
solely debentures of the Company, after tax...         (1.9)            (0.9)                    (3.0)
                                                     ------           ------                 --------
NET (LOSS) INCOME.............................       $(78.8)          $ 71.2                 $  151.4
                                                     ======           ======                 ========

See accompanying notes to consolidated financial statements (unaudited).

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                   CONSOLIDATED INCOME STATEMENTS (UNAUDITED)
                                 (IN MILLIONS)

                                               JANUARY 1 THROUGH   JUNE 2 THROUGH       SIX MONTHS ENDED
                                                 JUNE 1, 2001      JUNE 30, 2001         JUNE 30, 2000
                                               -----------------   --------------       ----------------
                                                 (PREDECESSOR)      (SUCCESSOR)          (PREDECESSOR)
FINANCE INCOME...............................      $2,298.8            $417.9               $2,530.6
Interest expense.............................       1,022.7             161.8                1,202.8
                                                   --------            ------               --------
Net finance income...........................       1,276.1             256.1                1,327.8
Depreciation on operating lease equipment....         588.1             110.0                  619.5
                                                   --------            ------               --------
Net finance margin...........................         688.0             146.1                  708.3
Other revenue, net...........................         237.5              95.9                  470.5
                                                   --------            ------               --------
OPERATING REVENUE............................         925.5             242.0                1,178.8
                                                   --------            ------               --------
Salaries and general operating expenses......         446.0              83.0                  525.7
Provision for credit losses..................         216.4              18.6                  125.6
Goodwill amortization........................          37.8              14.4                   41.1
Acquisition related costs....................          54.0                --                     --
                                                   --------            ------               --------
OPERATING EXPENSES...........................         754.2             116.0                  692.4
                                                   --------            ------               --------
Income before income taxes...................         171.3             126.0                  486.4
Provision for income taxes...................         (85.1)            (53.9)                (184.8)
Minority interest in subsidiary trust holding
solely debentures of the Company, after
  tax........................................          (4.9)             (0.9)                  (6.3)
                                                   --------            ------               --------
NET INCOME...................................      $   81.3            $ 71.2               $  295.3
                                                   ========            ======               ========

See accompanying notes to consolidated financial statements (unaudited).

                      THE CIT GROUP, INC. AND SUBSIDIARIES
     CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY (UNAUDITED)
                                 (IN MILLIONS)

                                                                                         ACCUMULATED
                               PARENT                                                       OTHER           TOTAL
                              COMPANY      COMMON     PAID-IN    TREASURY   RETAINED    COMPREHENSIVE   SHAREHOLDER'S
                             INVESTMENT    STOCK      CAPITAL     STOCK     EARNINGS    INCOME (LOSS)      EQUITY
                             ----------   --------   ---------   --------   ---------   -------------   -------------
CIT (predecessor) balance,
  December 31, 2000          $      --     $ 2.7     $ 3,527.2   $(137.7)   $ 2,603.3      $  11.7        $ 6,007.2
                                                                                                          ---------
Net income.................                                                      81.3                          81.3
Foreign currency
  translation
  adjustments..............                                                                  (33.7)           (33.7)
Cumulative effect of new
  accounting principle.....                                                                 (146.5)          (146.5)
Change in fair values of
  derivatives qualifying as
  cash flow hedges.........                                                                    0.6              0.6
                                                                                                          ---------
Total comprehensive loss...                                                                                   (98.3)
                                                                                                          ---------
Cash dividends.............                                                     (52.9)                        (52.9)
Issuance of treasury
  stock....................                                         27.6                                       27.6
Restricted common stock
  grants...................                               12.4                                                 12.4
                             ---------     -----     ---------   -------    ---------      -------        ---------
CIT (predecessor), June 1,
  2001.....................         --       2.7       3,539.6    (110.1)     2,631.7       (167.9)         5,896.0
Recapitalization at
  acquistion...............    3,539.6        --      (3,539.6)       --           --           --               --
Effect of push-down
  accounting of Tyco's
  purchase price on CIT's
  net assets...............    5,945.1      (2.7)           --     110.1     (2,631.7)       167.9          3,588.7
                             ---------     -----     ---------   -------    ---------      -------        ---------
CIT (successor), June 1,
  2001                         9,484.7        --            --        --           --           --          9,484.7
                                                                                                          ---------
Net income.................                                                      71.2                          71.2
Foreign currency
  translation
  adjustments..............                                                                   13.0             13.0
Change in fair values of
  derivatives qualifying as
  cashflow hedges..........                                                                  (18.3)           (18.3)
                                                                                                          ---------
Total comprehensive
  income...................                                                                                    65.9
                                                                                                          ---------
Capital contribution from
  Parent...................      675.0                                                                        675.0
                             ---------     -----     ---------   -------    ---------      -------        ---------
CIT (successor), June 30,
  2001.....................  $10,159.7     $  --     $      --   $    --    $    71.2      $  (5.3)       $10,225.6
                             =========     =====     =========   =======    =========      =======        =========

See accompanying notes to consolidated financial statements (unaudited).

                      THE CIT GROUP, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (IN MILLIONS)

                                                    JANUARY 1 THROUGH   JUNE 2 THROUGH       SIX MONTHS
                                                      JUNE 1, 2001      JUNE 30, 2001       JUNE 30, 2000
                                                    -----------------   --------------      -------------
                                                      (PREDECESSOR)      (SUCCESSOR)        (PREDECESSOR)
CASH FLOWS FROM OPERATIONS
Net income........................................     $     81.3         $    71.2          $    295.3
Adjustments to reconcile net income to net cash
  flows
  from operations:
  Provision for credit losses.....................          216.4              18.6               125.6
  Depreciation and amortization...................          642.4             127.9               686.2
  Non-recurring charges...........................           78.1                --                  --
  (Benefit) provision for deferred federal income
    taxes.........................................          (20.2)             23.3                69.8
  Gains on equipment, receivable and investment
    sales.........................................          (96.3)            (47.8)             (192.8)
  Decrease (increase) in other assets.............           69.9            (183.9)              (64.5)
  Increase (decrease) in accrued liabilities and
    payables......................................           55.7            (136.1)              (89.0)
  Other...........................................           34.9             (17.4)               11.7
                                                       ----------         ---------          ----------
Net cash flows provided by (used for)
  operations......................................        1,062.2            (144.2)              842.3
                                                       ----------         ---------          ----------
CASH FLOWS FROM INVESTING ACTIVITIES
Loans extended....................................      (20,803.0)         (4,223.1)          (24,203.2)
Collections on loans..............................       18,520.2           3,457.4            20,395.9
Proceeds from asset and receivable sales..........        2,879.6           1,782.5             3,004.5
Purchases of assets to be leased..................         (694.0)           (237.2)             (946.3)
Net (increase) decrease in short-term factoring
  receivables.....................................         (131.0)             21.2              (217.0)
Purchase of finance receivable portfolios.........             --                --              (870.7)
Other.............................................          (24.4)             (2.3)              (12.6)
                                                       ----------         ---------          ----------
Net cash flows (used for) provided by investing
  activities......................................         (252.6)            798.5            (2,849.4)
                                                       ----------         ---------          ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of variable and fixed rate notes.......       (6,491.5)         (1,482.0)           (5,294.8)
Proceeds from the issuance of variable and fixed
  rate notes......................................        6,246.6                --             6,883.7
Net increase (decrease) in commercial paper.......          813.6            (721.2)              382.2
Capital contribution from Parent..................             --             275.0                  --
Net (repayments) collection of non-recourse
  leveraged lease debt............................           (8.7)             17.7               (90.5)
Cash dividends paid...............................          (52.9)               --               (53.3)
Treasury stock issued (purchased).................           27.6                --               (48.0)
                                                       ----------         ---------          ----------
Net cash flows provided by (used for)
  financing activities............................          534.7          (1,910.5)            1,779.3
                                                       ----------         ---------          ----------
Net increase (decrease) in cash and cash
  equivalents.....................................        1,344.3          (1,256.2)             (227.8)
Cash and cash equivalents, beginning of period....          812.1           2,156.4             1,073.4
                                                       ----------         ---------          ----------
Cash and cash equivalents, end of period..........     $  2,156.4         $   900.2          $    845.6
                                                       ==========         =========          ==========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
  ACTIVITIES:
Push-down of purchase price by Parent
  (Notes 1 and 2).................................     $  9,484.7         $      --          $       --
                                                       ==========         =========          ==========

See accompanying notes to consolidated financial statements (unaudited).

                      THE CIT GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION--The unaudited financial statements presented herein include the consolidated accounts of The CIT Group, Inc. and its subsidiaries ("CIT" or "the Company").

    On June 1, 2001 CIT was acquired by a wholly-owned subsidiary of Tyco International Ltd. ("Tyco" or "Parent") in a purchase business combination (see
Note 2). As a new wholly-owned subsidiary of Tyco, CIT will continue to operate its business independently within Tyco and will continue to report its results separately. In accordance with the guidelines for accounting for business combinations, the purchase price paid by Tyco plus related purchase accounting adjustments have been "pushed-down" and recorded in CIT's financial statements for the period subsequent to June 1, 2001. This resulted in a new basis of accounting reflecting the fair market value of its assets and liabilities for the "successor" period beginning June 2, 2001. Information for all "predecessor" periods prior to the acquisition is presented using CIT's historical basis of accounting.

    These financial statements have been prepared in accordance with the instructions to Form 10-Q, do not include all of the information and note disclosures required by generally accepted accounting principles in the United States and should be read in conjunction with CIT's Annual Report on Form 10-K for the year ended December 31, 2000. These financial statements have not been examined by independent accountants in accordance with generally accepted auditing standards, but in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary to summarize fairly CIT's financial position and results of operations.

    ACCOUNTING PRONOUNCEMENTS--During September 2000, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities--a replacement of FASB Statement No. 125." SFAS No. 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001, and is effective for recognition and reclassification of collateral and for disclosures for fiscal years ending after December 15, 2000. We have adopted the disclosures required under this statement and we do not expect the adoption of this standard to affect the accounting for, or the structure of, our securitization transactions.

    In June 2001, the FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. In addition, companies will be required to review goodwill and intangible assets reported in connection with prior acquisitions, possibly disaggregate and report separately previously identified intangible assets and possibly reclassify certain intangible assets into goodwill. SFAS No. 142 establishes new guidelines on accounting for goodwill and other intangible assets. CIT expects to implement SFAS No. 142 at its earliest allowable adoption date, October 1, 2001. Upon adoption, existing goodwill will no longer be amortized, but instead will be assessed for impairment at least as often as annually. Goodwill resulting from acquisitions, if any, initiated after June 30, 2001 will be immediately subject to the nonamortization provisions of SFAS No. 142. The Company is currently assessing the impact of these new standards. Goodwill amortization expense was $37.8 million and $14.4 million for the periods January 1 through June 1, 2001 and June 2 through June 30, 2001, respectively.

                      THE CIT GROUP, INC. AND SUBSIDIARIES
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

NOTE 2--ACQUISITION BY TYCO INTERNATIONAL LTD.

    The purchase price paid by Tyco plus related purchase accounting adjustments was valued at approximately $9.5 billion and is presented as "Parent company investment" as of June 1, 2001 in the Consolidated Statement of Changes in Shareholder's Equity. The $9.5 billion value consisted of the following: the exchange of approximately 192.5 million outstanding CIT common shares (including exchangeable shares) for Tyco common shares at 0.6907 per share valued at $6,650.4 million; the purchase of 71 million common shares from The Dai-Ichi Kangyo Bank, Limited at $35.02 per share for $2,486.4 million in cash; the estimated fair value of stock options of $318.6 million; and $29.2 million in acquisition related costs incurred by Tyco.

    As of the acquisition date, CIT recorded each asset and liability at its estimated fair value, which amount is subject to future adjustment when appraisal or other valuation data are obtained. Approximately $4.2 billion of incremental goodwill and other intangible assets were recorded, which represents the excess of the transaction purchase price over the fair value of CIT's net assets and purchase accounting liabilities. Goodwill and other intangible assets are being amortized on a straight-line basis over periods ranging from 5 to 40 years.

    As part of CIT's integration with Tyco, the Company has begun to formulate workforce reduction and exit plans. As of June 30, 2001, management determined that approximately 350 employees would be terminated and announced the benefit arrangements to those employees. As a result, $39.1 million in severance costs and other related exit costs were accrued.

    At June 30, 2001, a total of $48.3 million in purchase accounting reserves remained in the Consolidated Balance Sheet. The total consists of $39.1 million related to the integration of CIT and Tyco and $9.2 million related to lease termination costs associated with CIT's acquisition of Newcourt in 1999.

NOTE 3--DERIVATIVE FINANCIAL INSTRUMENTS

    The FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which became effective for CIT on January 1, 2001. SFAS
No. 133 was amended by SFAS No. 137 and SFAS No. 138. Under SFAS No. 133, as amended, all derivative instruments are recognized in the balance sheet at their fair values and changes in fair value are recognized immediately in earnings, unless the derivatives qualify as hedges of future cash flows. For derivatives qualifying as hedges of future cash flows, the effective portion of changes in fair value is recorded temporarily in shareholder's equity, and contractual cash flows, along with the related impact of the hedged items, continue to be recognized in earnings. Any ineffective portion of a hedge is reported in earnings as it occurs.

    The ineffective portion of changes in fair values of hedge positions reported in earnings for the predecessor period April 1 through June 1, 2001, amounted to $0.6 million before income taxes, or $0.4 million after taxes, and was recorded as an increase to interest expense. The ineffective portion of changes in fair values of hedge positions included in earnings for the successor period June 2 through June 30, 2001 was $0.5 million before income taxes, or $0.3 million after taxes.

    On January 1, 2001, CIT recorded a $146.5 million, net of tax, cumulative effect adjustment to Accumulated Other Comprehensive Loss, a separate component of shareholder's equity, for derivatives qualifying as hedges of future cash flows to reflect the new accounting standard for derivatives. As described in
Note 1, in conjunction with the Tyco acquisition, "push-down" accounting for business combinations was implemented as of the June 1, 2001 acquisition date. Accordingly, the cumulative

                      THE CIT GROUP, INC. AND SUBSIDIARIES
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

NOTE 3--DERIVATIVE FINANCIAL INSTRUMENTS (CONTINUED) effect adjustment, as well as all other components of the Accumulated Other Comprehensive Loss account was eliminated as of the acquisition date.

    The components of the adjustment to Accumulated Other Comprehensive Loss for derivatives qualifying as hedges of future cash flows at January 1, 2001 and the balance outstanding at June 1, 2001 and June 30, 2001 are presented in the following table ($ in millions):

                                                         ADJUSTMENT OF
                                                         FAIR VALUE OF   INCOME TAX        TOTAL
                                                          DERIVATIVES     EFFECTS     UNREALIZED LOSS
                                                         -------------   ----------   ---------------
Balance at January 1, 2001.............................     $236.2         $(89.7)        $146.5
Changes in values of derivatives qualifying as cash
  flow hedges..........................................       (1.0)           0.4           (0.6)
                                                            ------         ------         ------
Balance at June 1, 2001 (predecessor)..................      235.2          (89.3)         145.9
Effect of push-down accounting.........................     (235.2)          89.3         (145.9)
                                                            ------         ------         ------
Balance at June 1, 2001 (successor)....................         --             --             --
Changes in values of derivatives qualifying as cash
  flow hedges..........................................       29.5          (11.2)          18.3
                                                            ------         ------         ------
Balance at June 30, 2001 (successor)...................     $ 29.5         $(11.2)        $ 18.3
                                                            ======         ======         ======

    The unrealized losses presented in the preceding table reflect our use of interest rate swaps to convert variable-rate debt to fixed-rate debt. These losses were caused by market interest rates that declined during the respective periods. During the period April 1 through June 1, 2001, approximately
$10.8 million, net of tax, was reflected in earnings for the interest differential on our interest rate swaps and for the period June 2 through June 30, 2001 approximately $7.7 million, net of tax, was recorded. Assuming no change in interest rates, we expect approximately $13.2 million, net of tax, of Accumulated Other Comprehensive Loss to be reclassified to earnings over the next twelve months. This amount will change as interest rates change in the future. The Accumulated Other Comprehensive Loss (along with the corresponding swap liability) will be re-measured as market interest rates change over the remaining life of the swaps.

    CIT uses derivatives for hedging purposes only, and does not enter into derivative financial instruments for trading or speculative purposes. As part of managing the exposure to changes in market interest rates, CIT, as an end-user, enters into various interest rate swap transactions, all of which are transacted in over-the-counter markets, with other financial institutions acting as principal counterparties. To ensure both appropriate use as a hedge and hedge accounting treatment, all derivatives entered into are designated according to a hedge objective against a specified liability, including senior notes and commercial paper. CIT's primary hedge objectives include the conversion of variable-rate liabilities to fixed-rates, and the conversion of fixed-rate liabilities to variable-rates. The notional amounts, rates, indices and maturities of CIT's derivatives are required to closely match the related terms of CIT's hedged liabilities.

                      THE CIT GROUP, INC. AND SUBSIDIARIES
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

NOTE 3--DERIVATIVE FINANCIAL INSTRUMENTS (CONTINUED)
    The following table presents the notional amounts of interest rate swaps by class and the corresponding hedged liability position at June 30, 2001 ($ in millions):

INTEREST RATE SWAPS                     NOTIONAL AMOUNT                DESCRIPTION
-------------------                     ---------------                -----------
Floating to fixed-rate swaps..........      $6,843.0      Converts the interest rate on an
                                                          equivalent amount of commercial paper
                                                          and variable-rate senior notes to a
                                                          fixed-rate. These swaps have
                                                          maturities ranging from 2001-2027.

Fixed to floating-rate swaps..........       1,344.8      Converts the interest rate on an
                                                          equivalent amount of fixed-rate senior
                                                          notes to a variable-rate. These swaps
                                                          have maturities ranging from
                                                          2003-2008.
                                            --------

Total interest rate swaps.............      $8,187.8
                                            ========

    CIT also utilizes foreign currency exchange forward contracts to hedge its net investments in foreign operations and cross currency interest rate swaps to hedge foreign debt. At June 30, 2001, CIT was party to foreign currency exchange forward contracts with notional amounts of $3.5 billion and maturities ranging from 2001 to 2004. These contracts are used to hedge foreign currency risk. CIT was also party to cross currency interest rate swaps with a notional amount of $1.7 billion and maturities ranging from 2002 to 2027. These swaps hedge foreign currency risk as well as variability in the fair value.

NOTE 4--BUSINESS SEGMENT INFORMATION

    The following table presents reportable segment information and the reconciliation of segment balances to the consolidated financial statement totals and the consolidated managed assets totals at or for the six month periods ended June 30, 2001 and 2000. The financial information included in the following table combines January 1 to June 1, 2001 (the "predecessor period") and June 2 to June 30, 2001 (the "successor period") in order to present "combined" financial results for the six months ended June 30, 2001. Goodwill and other intangible assets amortization is allocated to Corporate for purposes of the table. For the predecessor period January 1 through June 1, 2001, Corporate recorded a non-recurring charge of $221.6 million ($158.0 million after-tax) consisting of the following: provision of $89.5 million for certain non-strategic and under-performing equipment leasing and loan portfolios, primarily in the telecommunications industry, which the Company expects to dispose; write-downs of $78.1 million for certain equity investments in the telecommunications industry and e-commerce markets which the Company plans to dispose; and transaction costs of $54.0 million associated with Tyco's acquisition of CIT. The transaction costs are presented separately in our Consolidated Income Statement, while the remaining charges have been included in Other revenue, net and in Provision for credit losses.

    During the three months ended March 31, 2001, we transferred financing and leasing assets from Equipment Financing to Specialty Finance. Prior year segment balances have not been restated to conform to the current year asset transfers as it is impractical to do so. In addition, Vendor Technology

                      THE CIT GROUP, INC. AND SUBSIDIARIES
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

NOTE 4--BUSINESS SEGMENT INFORMATION (CONTINUED)
Finance was combined into Specialty Finance consistent with how activities are reported internally to management effective as of June 30, 2001. We have reclassified our comparative prior period information to reflect this change.

                                  EQUIPMENT
                                  FINANCING    SPECIALTY   COMMERCIAL   STRUCTURED     TOTAL                  CONSOLIDATED
($ IN MILLIONS)                  AND LEASING    FINANCE     FINANCE     FINANCE(1)    SEGMENTS    CORPORATE      TOTAL
---------------                  -----------   ---------   ----------   ----------   ----------   ---------   ------------
AS AT AND FOR THE COMBINED SIX
  MONTHS ENDED JUNE 30, 2001
Operating revenue..............   $   404.5    $   503.2    $  248.7     $   61.5    $  1,217.9    $ (50.4)    $ 1,167.5
Net income.....................       142.4        122.7        87.8         20.8         373.7     (221.2)        152.5
Total managed assets...........    21,927.1     18,377.2     7,776.0      3,007.6      51,087.9         --      51,087.9

AS AT AND FOR THE SIX MONTHS
  ENDED JUNE 30, 2000
Operating revenue..............   $   338.4    $   516.1    $  241.8     $  104.5    $  1,200.8    $ (22.0)    $ 1,178.8
Net income.....................       133.1        100.0        74.3         54.7         362.1      (66.8)        295.3
Total managed assets...........    19,835.9     23,730.4     7,581.8      2,222.8      53,370.9         --      53,370.9

--------------------------

(1) The June 30, 2000 balances are conformed to include Equity Investments in Structured Finance, which had previously been reported within Corporate.

NOTE 5--SUMMARIZED FINANCIAL INFORMATION OF SUBSIDIARIES

   The following table shows summarized consolidated financial information for CIT Holdings LLC and its wholly-owned subsidiary, Capita Corporation (formerly AT&T Capital Corporation). The financial information included in the following table combines the predecessor period and the successor period in order to present "combined" results for the six months ended June 30, 2001. CIT has guaranteed on a full and unconditional basis the existing registered debt securities and certain other indebtedness of these subsidiaries. Therefore, CIT has not presented related financial statements or other information for these subsidiaries on a stand-alone basis.

                      THE CIT GROUP, INC. AND SUBSIDIARIES
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

NOTE 5--SUMMARIZED FINANCIAL INFORMATION OF SUBSIDIARIES (CONTINUED)
    The following summarized consolidated financial information reflects balance sheet and income statement results as of and for the combined six months ended June 30, 2001, including the transfer of various subsidiaries to other CIT entities ($ in millions):

                                                            COMBINED SIX MONTHS ENDED
                                                                  JUNE 30, 2001
                                                      -------------------------------------
                                                      CIT HOLDINGS LLC   CAPITA CORPORATION
                                                      ----------------   ------------------
OPERATING REVENUE...................................      $  302.7            $  201.8
Operating expenses..................................         259.9               194.9
                                                          --------            --------
Income before income taxes..........................      $   42.8            $    6.9
                                                          --------            --------
NET LOSS............................................      $  (12.2)           $  (31.2)
                                                          --------            --------

                                                                AT JUNE 30, 2001
                                                      -------------------------------------
ASSETS
Cash and cash equivalents...........................      $  192.3            $  106.3
Financing and leasing assets........................       6,331.4             4,705.2
Receivables from affiliates and other assets........       1,083.4               192.8
                                                          --------            --------
TOTAL ASSETS........................................      $7,607.1            $5,004.3
                                                          ========            ========

LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities:
    Debt............................................      $3,908.0            $3,354.1
    Other...........................................         398.4               317.4
                                                          --------            --------
Total liabilities...................................       4,306.4             3,671.5
Total shareholder's equity..........................       3,300.7             1,332.8
                                                          --------            --------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY..........      $7,607.1            $5,004.3
                                                          ========            ========

NOTE 6--RELATED PARTY TRANSACTION

    In June 2001, the Company received a capital contribution of $675 million from Tyco, of which $275 million was paid in cash, and $400 million was in the form of a note receivable from Tyco. The note did not bear interest and has since been paid. This note receivable is included in Other assets in the Consolidated Balance Sheet at June 30, 2001.